UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 6, 2010

ARMOUR Residential REIT, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33736	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340

 (Registrant’s Telephone Number, Including Area Code)

956 Beachland Blvd., Suite 11
Vero Beach, Florida 32963

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On October 6, 2010, ARMOUR Residential REIT, Inc. (“ARMOUR”) announced that ARMOUR’s manager, ARMOUR Residential Management LLC (“ARRM”), has hired Mark R. Gruber, CFA as Head of Portfolio Management and Jonna K. Terry as Senior Staff Accountant.

From April 2008 until joining ARRM, Mr. Gruber managed a $1.1 billion mortgage portfolio for Penn Mutual Life Insurance. From June 2005 to March 2008 Mr. Gruber was Vice-President of Research and Trading at Bimini Capital Management, Inc., a publicly traded real estate investment trust that managed $4 billion in agency mortgage assets. Mr. Gruber previously worked for Lockheed Martin at the Knolls Atomic Power Laboratory where he was an engineer for the Naval Nuclear Propulsion Program. Mr. Gruber holds an MBA with University Honors from the Tepper School of Business at Carnegie Mellon, an M.S. in Mechanical and Aerospace Engineering from the University of Virginia, and a B.S. in Mechanical Engineering with High Honors from Lehigh University.

Since June 2006, Ms. Terry has been a staff accountant for public accounting and tax reporting enterprises, including two and a half years of experience of public accounting for mortgage-backed securities. Ms. Terry holds a bachelors degree from Fort Hays State University and is currently pursuing her Certified Public Accountant license.

Mr. Gruber will report to ARMOUR’s Co-Chief Executive Officers Scott J. Ulm and Jeffrey J. Zimmer and Ms. Terry will report to ARRM's Chief Accounting Officer Amber K. Luedke.

A copy of ARMOUR’s press release announcing the additions to ARRM’s staff is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01.

Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2010

ARMOUR RESIDENTIAL REIT, INC.

By: /s/ Jeffrey J. Zimmer

Name: Jeffrey J. Zimmer

Title: Co-Chief Executive Officer, President and Co-Vice Chairman

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated October 6, 2010